Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pacific Drilling S.A. 2011 Omnibus Stock Incentive Plan, as amended, of our report dated March 5, 2012, with respect to the consolidated financial statements of Transocean Pacific Drilling Inc. for the three months ended March 31, 2011 included in Pacific Drilling S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

March 3, 2014